 Exhibit 99.1

Harvard Bioscience Announces Fourth Quarter 2020 Financial Results

Sales effectiveness focus with disciplined cost management results in improved revenues and margins while reducing debt.

•	Revenue returns to pre-Covid19 levels on strong CRO/pharma sales
•	Operating margin increased year-over-year on GAAP and an adjusted basis
•	New debt facility significantly reduces annual interest expense

HOLLISTON, Mass., March 10, 2021 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the three months and year ended December 31, 2020.

Jim Green, Chairman and CEO said, “Our fourth quarter demonstrated the benefits of our sales effectiveness focus as we delivered revenue at pre-Covid levels, or $31.0 million. Our preclinical product revenue increased 19% over Q4 2019. In addition, we are very pleased to have successfully refinanced our credit facility which is expected to save approximately $3M annually in cash interest based upon current debt levels and provides numerous other enhancements compared to the former facility.”

Green concluded, “With strong CRO/Pharma growth and recovering academic lab sales, we expect revenue to grow 8 to 12% compared to 2020. In addition, exciting new products along with removal of lower value offerings is expected to improve our profit mix, delivering adjusted operating margins in the mid-to-upper teens in 2021. We believe the strong 2020 ending and our focus on growth and new exciting products puts 2021 on plan to creating the growth oriented profitable platform we envisioned.”

Quarterly Financial Results Summary	Q4'20	Q3'20	Q4'19

Revenue	$31.0 million	$24.0 million	$31.0 million

Operating Income (GAAP)	$2.8 million	$0.2 million	$1.6 million
Adjusted Operating Income	$5.8 million	$3.6 million	$5.6 million
Operating Margin (GAAP)	8.9%	0.8%	5.3%
Adjusted Operating Margin	18.7%	14.8%	18.1%

Diluted (Loss) Earnings Per Share (GAAP)	($0.02)	($0.03)	$0.01
Adjusted Diluted Earnings Per Share	$0.08	$0.04	$0.08

Net Debt*	$41.1 million	$41.6 million	$46.7 million

* Debt outstanding less cash and cash equivalents

Please refer to the exhibits below for a reconciliation of certain non-GAAP to GAAP financial measures, including operating income, net income and loss, and diluted earnings per share. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. You can access the live conference call by dialing the following phone numbers: toll-free 1 (877) 303-7611 or international 1 (970) 315-0445 and referencing the conference ID# 4375572.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. To listen to the webcast, log on to the webcast at: http://investor.harvardbioscience.com/ and click on the Earnings Call icon.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted net income, and adjusted diluted earnings per share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, severance, restructuring and other business transformation expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our adjusted operating income, adjusted net income (loss), and adjusted earnings (loss) per diluted share are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories, to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q issued in 2020 and in our other filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999.

Exhibit 1

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019

Revenues	$30,984	$24,037	$30,972
Cost of revenues	13,276	10,542	13,738
Gross profit	17,708	13,495	17,234

Operating expenses:
Sales and marketing expenses	5,470	4,588	5,894
General and administrative expenses	5,681	5,399	5,545
Research and development expenses	2,349	1,949	2,645
Amortization of intangible assets	1,452	1,377	1,457
Impairment charges	-	-	59
Total operating expenses	14,952	13,313	15,600

Operating income	2,756	182	1,634

Other expense:
Interest expense	(1,094)	(1,205)	(1,281)
Debt extinguishment and related costs	(1,876)	-	-
Other expense, net	(334)	(392)	(255)
Total other expense	(3,304)	(1,597)	(1,536)

(Loss) income before income taxes	(548)	(1,415)	98
Income tax expense (benefit)	67	(317)	(452)
Net (loss) income	$(615)	$(1,098)	$550

(Loss) earnings per common share:
Basic	$(0.02)	$(0.03)	$0.01
Diluted	$(0.02)	$(0.03)	$0.01

Weighted average common shares:
Basic	39,021	38,920	38,068
Diluted	39,021	38,920	39,070

Exhibit 1.1

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Year Ended December 31,
	2020	2019

Revenues	$102,100	$116,176
Cost of revenues	44,059	51,854
Gross profit	58,041	64,322

Operating expenses:
Sales and marketing expenses	19,916	23,264
General and administrative expenses	23,509	22,760
Research and development expenses	8,685	10,715
Amortization of intangible assets	5,710	5,746
Impairment charges	-	1,460
Total operating expenses	57,820	63,945

Operating income	221	377

Other expense:
Interest expense	(4,831)	(5,410)
Debt extinguishment and related costs	(1,876)	-
Other expense, net	(806)	(469)
Total other expense	(7,513)	(5,879)

Loss before income taxes	(7,292)	(5,502)
Income tax expense (benefit)	518	(815)
Net loss	$(7,810)	$(4,687)

Loss per common share:
Basic and diluted	$(0.20)	$(0.12)

Weighted average common shares:
Basic and diluted	38,640	37,814

Exhibit 2

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$8,317	$8,335
Accounts receivables	17,766	20,704
Inventories	22,262	22,061
Other current assets	3,355	2,472
Total current assets	51,700	53,572
Property, plant and equipment	3,960	4,776
Goodwill and other intangibles	91,741	95,786
Other long-term assets	8,853	10,736
Total assets	$156,254	$164,870

Liabilities and Stockholders' Equity
Current portion, long-term debt	$1,721	$6,900
Other current liabilities	19,332	18,412
Total current liabilities	21,053	25,312
Long-term debt	46,286	46,917
Other long-term liabilities	12,234	10,947
Stockholders’ equity	76,681	81,694
Total liabilities and stockholders’ equity	$156,254	$164,870

Exhibit 3

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(7,810)	$(4,687)
Adjustments to operating cash flows	13,035	12,690
Changes in operating assets and liabilities	4,106	42
Net cash provided by operating activities	9,331	8,045

Cash flows from investing activities:
Additions to property, plant and equipment	(1,152)	(1,216)
Disposition of business	-	1,002
Other investing activities	(250)	(15)
Net cash used in investing activities	(1,402)	(229)

Cash flows from financing activities:
Proceeds from borrowings	61,315	4,300
Repayments of debt	(66,912)	(11,703)
Payments of debt extinguishment and issuance costs	(1,897)	-
Other financing activities	(473)	(221)
Net cash used in financing activities	(7,967)	(7,624)

Effect of exchange rate changes on cash	20	(30)
(Decrease) increase in cash and cash equivalents	(18)	162
Cash and cash equivalents at the beginning of year	8,335	8,173
Cash and cash equivalents at the end of year	$8,317	$8,335

Exhibit 4

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019

GAAP operating income	$2,756	$182	$1,634
Stock-based compensation expense	1,006	1,079	841
Severance, restructuring and transformation costs	532	876	1,551
Acquired assets amortization and impairments	1,503	1,428	1,575
Adjusted operating income	$5,797	$3,565	$5,601

GAAP operating margin	8.9%	0.8%	5.3%

Adjusted operating margin	18.7%	14.8%	18.1%

GAAP net (loss) income	$(615)	$(1,098)	$550
Stock-based compensation expense	1,006	1,079	841
Severance, restructuring and transformation costs	532	876	1,551
Debt extinguishment and related costs	1,876	-	-
Acquired assets amortization and impairments	1,503	1,428	1,575
Income taxes (A)	(1,034)	(823)	(1,472)
Adjusted net income	$3,268	$1,462	$3,045

GAAP (loss) earnings per diluted share	$(0.02)	$(0.03)	$0.01
Adjusted items after tax per share assuming dilution	0.10	0.07	0.07
Adjusted earnings per diluted share	$0.08	$0.04	$0.08

Weighted average diluted common shares:
GAAP	39,021	38,920	38,068
Adjusted	40,810	40,307	39,070

(A)    Income taxes includes the tax effect of the adjustments to GAAP results.

Exhibit 4.1

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Year Ended December 31,
	2020	2019

GAAP operating (loss) income	$221	$377
Stock-based compensation expense	3,647	3,030
Severance, restructuring and transformation costs	4,166	3,943
Acquired assets amortization and impairments	5,920	7,503
Adjusted operating income	$13,954	$14,853

GAAP operating margin	0.2%	0.3%

Adjusted operating margin	13.7%	12.8%

GAAP net loss	$(7,810)	$(4,687)
Stock-based compensation expense	3,647	3,030
Severance, restructuring and transformation costs	4,166	3,943
Debt extinguishment and related costs	1,876	-
Acquired assets amortization and impairments	5,920	7,503
Income taxes (A)	(1,469)	(2,766)
Adjusted net income	$6,330	$7,023

GAAP loss per diluted share	$(0.20)	$(0.12)
Adjusted items after tax per share assuming dilution	0.36	0.30
Adjusted earnings per diluted share	$0.16	$0.18

Weighted average diluted common shares:
GAAP	38,640	37,814
Adjusted	39,985	38,373

(A)    Income taxes includes the tax effect of the adjustments to GAAP results.